Exhibit 99.1

WinVest Acquisition Corp. Announces Postponement of Special Meeting of Stockholders to May 30, 2025

Cambridge, MA, May 6, 2025 — WinVest Acquisition Corp. (OTC: WINV, the “Company”) announced today that its upcoming special meeting of stockholders (the “Special Meeting”), which was initially scheduled for 11:00 a.m., Eastern Time, on May 15, 2025, has been postponed to 11:00 a.m., Eastern Time, on May 30, 2025. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting.

At the Special Meeting, stockholders will be asked to vote on proposals described in the Company’s registration statement on Form F-4, declared effective by the Securities and Exchange Commission (the “SEC”) on March 31, 2025 (the “Registration Statement”), which includes a proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) relating to the proposed initial business combination (the “Business Combination”) by and among the Company, WinVest (BVI) Ltd., a British Virgin Islands business company registered with company number 2157117 and a wholly owned subsidiary of the Company (“WinVest BVI”), Xtribe P.L.C., a public limited company incorporated and registered in England and Wales with number 07878011 (“Xtribe PLC”), and Xtribe (BVI) Ltd., a British Virgin Islands business company registered with company number 2157137 and a wholly-owned subsidiary of Xtribe PLC (“Xtribe BVI,” and together with Xtribe PLC, “Xtribe”).

As a result of the postponement of the Special Meeting, the deadline for holders of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued in its initial public offering to submit their shares for redemption in connection with the Business Combination is being extended to 5:00 p.m., Eastern time, on Wednesday, May 28, 2025. Stockholders who may wish to withdraw their previously submitted redemption requests may do so at any time prior to the Special Meeting or such other date as determined by the Company, by requesting the Company’s transfer agent, Continental Stock Transfer & Trust Company, to return such shares.

As of the date hereof, a sufficient number of the Company’s stockholders have voted to approve the proposed Business Combination. However, all of the conditions to effect the closing of the Business Combination have not yet been satisfied. The postponement is intended to permit more time to satisfy the closing conditions.

About WinVest Acquisition Corp.

WinVest Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

In connection with the proposed Business Combination, the Company, WinVest BVI and Xtribe BVI filed the Registration Statement, which includes the Proxy Statement/Prospectus. The Company has mailed the Proxy Statement/Prospectus to its stockholders of record as of March 31, 2025. The Company will also file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the Registration Statement, the Proxy Statement/Prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination as they become available because they will contain important information about the Business Combination.

Investors and security holders may obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

No Offer of Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Xtribe, the combined company or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and Xtribe, certain stockholders of the Company, and the Company’s and Xtribe’s respective directors, executive officers and employees and other persons, may be deemed to be participants in the solicitation of proxies from the holders of Common Stock in connection with the Business Combination. Information about the Company’s directors and executive officers and their ownership of Common Stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025 (the “Form 10-K”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of that filing. Other information regarding the identity of and interests of the participants in the proxy solicitation, including Xtribe’s directors and executive officers, is included in the Registration Statement. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the proposed transaction described herein, and the parties’ perspectives and expectations, are forward-looking statements. The words “anticipate,” “expect,” “believe,” “estimate,” “intend,” “may,” “plan,” “proposed,” “seek,” “will,” “would,” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: risks related to the expected timing and likelihood of completion of the Business Combination, including the risk that the Business Combination may not close due to the failure to receive the required securityholder approvals or due to one or more other closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the Business Combination or required certain conditions, limitations or restrictions in connection with such approvals; the risk that the Company may not receive the benefits of the Business Combination; the Company’s or the combined company’s inability to meet Nasdaq’s listing standards; the costs related to the Business Combination; Xtribe’s ability to manage growth; Xtribe’s ability to execute its business plan; risks related to the ability of the Company and Xtribe to successfully integrate their respective businesses; general economic and market conditions; the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Xtribe or the Company; risks related to disruption of management time from ongoing business operations due to the Business Combination; the risk that any announcements relating to the Business Combination could have adverse effects on the market price of the Company’s securities; the risk that the Business Combination and its announcement could have an adverse effect on the ability of Xtribe to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; and risks relating to the combined company’s ability to enhance its services and products, execute its business strategy, expand its customer base and maintain stable relationship with its business partners.

A further list and description of risks and uncertainties can be found in the Company’s Form 10-K, the Registration Statement and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company, Xtribe and their subsidiaries undertake no obligation to update or revise forward-looking statements, whether as a result of new information or to reflect events or circumstances occurring after the date they were made except, as required by law or applicable regulation.

Contact:

WinVest Acquisition Corp.

Manish Jhunjhunwala

(617) 658-3094